Exhibit 2.10

Document must be filed electronically.
Paper documents are not accepted.
Fees & forms are subject to change.
For more information or to print copies of filed documents, visit www.sos.state.co.us.

E-Filed

Colorado Secretary of State
Date and Time: 04/15/2021 04:36 PM
ID Number: 20211260565

Document number: 20211362415
Amount Paid: $10.00

ABOVE SPACE FOR OFFICE USE ONLY

Statement of Correction
Correcting Information for Historical Purposes

filed pursuant to § 7-90-305 of the Colorado Revised Statutes (C.R.S.)

1. The entity ID number and the entity name, or, if the entity does not have an entity name, the true name are

Entity ID number: 20211260565
(Colorado Secretary of State ID number)

Entity name or True name: Performance Drink Group, Inc.

2. The document number of the filed document that is corrected is 20211277260.

3. *(The following statement is adopted by marking the box.)*
☒ The information contained in the filed document identified above that is incorrect is identified in the attachment and such information, as corrected, is stated in the attachment.

4. *(If applicable, adopt the following statement by marking the box and include an attachment.)*
☒ This document contains additional information as provided by law.

Notice:
Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

5. The true name and mailing address of the individual causing this document to be delivered for filing are

Lovatt	David		
(Last)	*(First)*	*(Middle)*	*(Suffix)*

1732 1st Ave.
(Street number and name or Post Office Box information)
Suite 25955

New York	NY	10128
(City)	*(State)*	*(ZIP/Postal Code)*
10128	United States	
(Province – if applicable)	*(Country)*	

CORRECT_HIST Page 1 of 2 Rev. 12/01/2012

(If applicable, adopt the following statement by marking the box and include an attachment.) This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing. Disclaimer: This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s). CORRECT_HIST Page 2 of 2 Rev. 12/01/2012

UNANIMOUS WRITTEN CONSENT OF THE
BOARD OF DIRECTORS FOR

PERFORMANCE DRINK GROUP, INC.

The undersigned, constituting all of members of the Board of Directors (the "Board") of Performance Drink Group, Inc., a Colorado corporation (the "Corporation"), by written consent pursuant to the authority contained in the corporate laws of the State of Colorado and without the formality of convening a meeting, do hereby consent to the following actions of the Company, to be effective as of the 15th day of April 2021.

WHEREAS the Board believes that it is in the best interests of the Corporation that it not move forward with the 1 for 10 reverse stock split.

Now therefore,

BE IT RESOLVED that the Corporation is hereby authorized to amend its Articles of Incorporation and cancel the reverse stock split.

RESOLVED FURTHER that the Corporation is hereby authorized to amend its Articles of Incorporation and change its name.

RESOLVED FURTHER that the officers of the Corporation be and hereby are authorized, empowered and directed to take any and all actions and to execute, deliver and file any and all agreements, instruments and documents as the officer or officers so acting shall determine to be necessary or appropriate to consummate the transactions contemplated by the foregoing resolutions. The taking of such action is to be conclusive evidence that the same was deemed to be necessary or appropriate and was authorized hereby.

The undersigned, constituting the entire Board of Directors, hereby consent to and adopt the foregoing.

/s/ David Lovatt

David Lovatt, Director

/s/ Leonard K. Armenta Jr.

Leonard K. Armenta Jr., Director